Press Release

ROMA FINANCIAL CORPORATION COMPLETES STOCK REPURCHASE PROGRAM

Robbinsville, New Jersey, March 19, 2008 – Roma Financial Corporation (NASDAQ GS: ROMA) (“the Company”), the holding company of Roma Bank, announced today that it had completed the stock repurchase program implemented October 2007. The Company repurchased 441,880 shares, representing approximately 5% of its outstanding shares (excluding shares held by Roma Financial Corp. MHC, the Company’s mutual holding company).

Shares of the Company began trading on July 12, 2006, on the NASDAQ Global Market under the symbol “ROMA”.

Roma Financial Corporation (NASDAQ: ROMA) is the holding company of Roma Bank, a community bank headquartered in Robbinsville, New Jersey. Roma Bank has been serving families, businesses and the communities of Central New Jersey for over 87 years with a complete line of financial products and services, and today Roma Bank operates branch locations in Mercer, Burlington and Ocean counties in New Jersey. Visit Roma online at www.romabank.com.

Contact:

Roma Financial Corporation

Peter A. Inverso, 609-223-8310

President and CEO